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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 of Digital Island, Inc. of our report dated October 29, 1999, relating to the consolidated financial statements and financial statement schedules of Digital Island, Inc., which appear in such Registration Statement. We also consent to the reference to our firm under the caption "Experts" and "Digital Island Selected Historical Consolidated Financial Data" in such Registration Statement. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Digital Island Selected Historical Consolidated Financial Data."

/s/ PricewaterhouseCoopers LLP

San Francisco, California
December 8, 1999